Park Bridge Lender Services llc
560 Lexington Avenue, 17th Floor, New York, NY 10022
www.parkbridgefinancial.com
February 20, 2015
RE: Management's Report on Assessment of 2014 Compliance by
Park Bridge Lender Services LLC with Regulation AB Servicing Criteria
Park Bridge Lender Services LLC (the "Asserting Party") is responsible for assessing its compliance, as of and for the period ended December 31, 2014, with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations.
The transactions covered by this assertion are those transactions processed by the Asserting
Party in its capacity as trust or operating advisor for the asset-backed securities transactions listed in Exhibit A hereto (the "Platform").
The Asserting Party is responsible for assessing its compliance with the servicing criteria applicable to it. The Asserting Party used the criteria in paragraph (d) of Section 1122 of
Regulation AB (17 C.F.R.229.1122) to assess its compliance. The full outline of the
Asserting Party's contractually applicable servicing criteria under various securitization pooling and servicing agreements can be found in Exhibit B attached hereto.
Based on its assessment, the Asserting Party believes that, as of and for the periods the contractual obligations existed in calendar year ending December 31, 2014, the
Asserting Party has complied in all material respects with the servicing criteria set forth in
Item 1122(d) of Regulation AB relating to its trust or operating advisor role with respect to the Platform, except for servicing criteria 1122(d)(1)(i-iv), 1122(d)(2)(i-vii), 1122(d)(3)(ii-iv),
1122(d)(4)(i-vi) and 1122(d)(4)(viii-xv), which the Asserting Party has determined as being inapplicable to the activities it performs with respect to the Platform (the "applicable servicing criteria").
Curcio, Wieselthier & Cohen CPA's, PC, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the applicable servicing criteria for the reporting period as set forth in this assertion.
Signed:
/s/ David M. Rodgers
David M. Rodgers

Park Bridge Lender Services llc
560 Lexington Avenue, 17th Floor, New York, NY 10022
www.parkbridgefinancial.com
Principal

Exhibit A – Page 1 of 1
Exhibit A
Asserting Party's 2014 Servicing Platform
Applicable Certification Period
Securitization Transaction
Start Date
End Date
COMM 2012-LC4
January 01, 2014 to
December 31, 2014
COMM 2012-CCRE2
January 01, 2014 to
December 31, 2014
UBS-B 2012-C3
January 01, 2014 to
December 31, 2014
COMM 2012-CCRE4
January 01, 2014 to
December 31, 2014
COMM 2012-CCRE5
January 01, 2014 to
December 31, 2014
COMM 2013-LC6
January 01, 2014 to
December 31, 2014
COMM 2013-CCRE6
January 01, 2014 to
December 31, 2014
JPMCC 2013-C10
January 01, 2014 to
December 31, 2014
COMM 2013-CCRE7
January 01, 2014 to
December 31, 2014
UBSBB 2013-C6
January 01, 2014 to
December 31, 2014
COMM 2013-CCRE8
January 01, 2014 to
December 31, 2014
MSBAM 2013-C10
January 01, 2014 to
December 31, 2014
COMM 2013-CCRE9
January 01, 2014 to
December 31, 2014
WFCM 2013-LC12
January 01, 2014 to
December 31, 2014
COMM 2013-CCRE10
January 01, 2014 to
December 31, 2014
COMM 2013-LC13
January 01, 2014 to
December 31, 2014
COMM 2013-CCRE11
January 01, 2014 to
December 31, 2014
COMM 2013-CCRE12
January 01, 2014 to
December 31, 2014
WFRBS 2013-UBS1
January 01, 2014 to
December 31, 2014
GSMS 2014-GC18
February 03, 2014 to
December 31, 2014
COMM 2014-CCRE14
January 22, 2014 to
December 31, 2014
MSBAM 2014-C14
February 14, 2014 to
December 31, 2014
COMM 2014-CCRE15
February 19, 2014 to
December 31, 2014
COMM 2014-UBS2
March 18, 2014 to
December 31, 2014
COMM 2014-CCRE16
April 09, 2014 to
December 31, 2014
COMM 2014-CCRE17
May 13, 2014 to
December 31, 2014
CGCMT 2014-GC21
May 22, 2014 to
December 31, 2014
COMM 2014-UBS3
June 04, 2014 to
December 31, 2014
COMM 2014-UBS4
July 31, 2014 to
December 31, 2014
COMM 2014-CCRE19
August 21, 2014 to
December 31, 2014
COMM 2014-LC17
September 29, 2014 to
December 31, 2014
MSBAM 2014-C18
September 30, 2014 to
December 31, 2014
CGCMT 2014-GC25
October 24, 2014 to
December 31, 2014
COMM 2014-CCRE20
October 30, 2014 to
December 31, 2014
COMM 2014-CCRE21
December 19, 2014 to
December 31, 2014
MSBAM 2014-C19
December 19, 2014 to
December 31, 2014
WFCM 2014-LC18
December 30, 2014 to
December 31, 2014

Exhibit B – Page 1 of 4
Exhibit B
Regulation AB Section 229.1122(d) Servicing Criteria
Regulation
AB Reference
Servicing Criterion
Performed by
Park Bridge
1
Not Applicable to
Park Bridge
2
1122(d)(1)(i)
Policies and procedures are instituted to monitor any
performance or other triggers and events of default in
accordance with the transaction agreements.
X
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements to maintain a backup servicer for the mortgage loans are maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by
and otherwise in accordance with the terms of the transaction agreements.
X
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate
custodial bank accounts and related bank clearing accounts
within no more than two business days of receipt, or such
other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash
flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as
specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured
depository institution as set forth in the transaction
agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial
institution means a foreign financial institution that meets the requirements of Section 240.13k-1 (b)(1) of this chapter.
X
1122(d)(2)(vi)
Unissued checks were safeguarded so as to prevent
unauthorized access.
X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-
backed securities-related bank accounts, including custodial accounts and related bank clearing accounts. These
reconciliations: (A) are mathematically accurate; (B) are
prepared within 30 calendar days after the bank statement
cutoff date, or such other number of days specified in the
transaction agreements; (C) are reviewed and approved by
someone other than the person who prepared the
reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Exhibit B – Page 2 of 4
Regulation
AB Reference
Servicing Criterion
Performed by
Park Bridge
1
Not Applicable to
Park Bridge
2
1122(d)(3)(i)(A)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports are prepared in
accordance with time frames and other terms set forth in the transaction agreements.
X
1122(d)(3)(i)(B)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports provide information calculated in accordance with the terms specified in the
transaction agreements.
X
1122(d)(3)(i)(C)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports are filed with the
Commission as required by its rules and regulations.
X
3
X
4
1122(d)(3)(i)(D)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports agree with investors'
or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the servicer.
X
3
X
4
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in
accordance with time frames, distribution priority and other terms set forth in the transaction agreements.
X
1122(d)(3)(iii)
Disbursements made to an investor are posted within two
business days to the servicer's investor records, or such other number of days specified in the transaction agreements.
X
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports agree with canceled checks, or other form of payment, or custodial bank statements.
X
1122(d)(4)(i)
Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset
documents.
X
1122(d)(4)(ii)
Pool assets and related documents are safeguarded as
required by the transaction agreements.
X
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
conditions or requirements in the transaction agreements.
X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in
accordance with the related pool asset documents are posted
to the applicable servicer's obligor records maintained no
more than two business days after receipt, or such other
number of days specified in the transaction agreements, and
allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)
The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.
X

Exhibit B – Page 3 of 4
Regulation
AB Reference
Servicing Criterion
Performed by
Park Bridge
1
Not Applicable to
Park Bridge
2
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's
pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
accordance with the transaction agreements and related pool
asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the time frames or other
requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at
least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example,
phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or
unemployment).
X
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool
asset documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as
escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction
agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents
and state laws; and (C) such funds were returned to the
obligor within 30 calendar days of full repayment of the
related pool asset, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has
been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the
transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment
to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the
transaction agreements.
X
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible accounts are
recognized and recorded in accordance with the transaction
agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support, identified in Item
1114(a)(1) through (3) or Item 1115 of Regulation AB, is
maintained as set forth in the transaction agreements.
X

Exhibit B – Page 4 of 4

The criteria in the column "Performed by Park Bridge" and marked with an "X" is applicable for the Transactions unless otherwise noted; however, there were no specially serviced loans under the related Transactions during the reporting period. Therefore, no trust/operating advisor actions were required.
2
The criteria in the column "Not Applicable to Park Bridge" and marked with an "X" was not within the scope of the Asserting
Party's duties in the Transactions.
3
Applicable only to the Transactions listed in Table 2 below.
4
Not applicable to Transactions other than the Transactions identified in Note 3 above.
Table 2
COMM 2012-LC4
COMM 2012 CCRE2
COMM 2012 CCRE4
COMM 2012-CCRE5
COMM 2013-CCRE7
COMM 2013-CCRE9
COMM 2013-LC6
COMM 2013-LC13
COMM 2013-CCRE11